UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 17, 2006
SPECTRALINK CORPORATION
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation or organization)

0-28180	84-1141188
(Commission file number)	(IRS Employer Identification Number)

5755 Central Avenue, Boulder, Colorado	80301-2848
(Address of principal executive office)	(Zip code)
303-440-5330
(Registrant’s telephone number)
Not Applicable
(Former name, former address and former fiscal year, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On April 13, 2006, Ernest J. Sampias accepted an offer letter from SpectraLink Corporation (the “Company”) for the position of chief financial officer (“CFO”), executive vice president of finance and administration, secretary and treasurer of the Company.
Pursuant to the terms of Mr. Sampias’ offer letter, Mr. Sampias is entitled to receive an annual base salary of $300,000 and will be eligible to participate in the Company’s discretionary cash bonus plan of up to 35% of his annual cash salary based on business and financial targets. Mr. Sampias will receive, upon commencement of his employment, a stock option grant of 100,000 shares of SpectraLink common stock which will vest over four years, with one-fourth of the shares vesting one year after the commencement of his employment and one-forty eighth of the shares vesting each month afterward. If a change of control in the Company occurs, then by the terms of the 2000 Stock Option Plan, 50% of the shares subject to his option will automatically vest.
In addition, as approved by the Company’s Compensation Committee, the Company entered into a change of control and severance agreement (“Agreement”) with Mr. Sampias and each member of the Company’s executive team consisting of John Elms (president, chief executive officer and a director), Masood Garahi (chief technology officer and executive vice president of engineering), John Kelly (executive vice president of operations), Jill Kenney (executive vice president of sales and marketing), Leah Maher (general counsel) and Gary Mead (vice president of market development) effective April 17, 2006. The Company previously agreed to a change of control provision with Ole Lysgaard Madsen (executive vice president of international, and president and managing director of KIRK telecom A/S) upon the Company’s acquisition of KIRK telecom A/S on January 3, 2006. According to the terms of the Agreement, if within twelve months following a change of control of the Company, an executive is either terminated without cause or quits for “good reason,” then the Company must pay to that executive an amount equal to one hundred percent of the executive’s annual base salary plus the executive’s target annual incentive compensation, and all of the executive’s outstanding options and restricted stock will immediately vest. Additionally, in the preceding circumstance, that executive will receive benefits until the earlier of one year following termination or the date that executive receives comparable benefits from another employer.
Item 5.02.    Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)    Appointment of Principal Financial Officer.
On April 17, 2006, the Company announced the appointment of Mr. Sampias as the Company’s CFO, executive vice president of finance and administration, secretary and treasurer, effective upon the commencement of his employment with the Company. The Company expects that Mr. Sampias will commence his position and employment with the Company on May 15, 2006. At that time, he will replace Carolyn A. Smyth, the Company’s interim CFO and chief accounting officer. Ms. Smyth will resume her prior duties as controller of revenue of the Company.
Mr. Sampias served most recently as CFO of Local Matters, a Denver-based software and media services company serving Yellow Pages publishing and directory assistance service providers, from July 2005 to April 2006. Prior to joining Local Matters, Mr. Sampias was the CFO and senior vice president of finance of McDATA Corporation, a data infrastructure solutions company, from June 2002 to July 2005. Before serving as the CFO, Mr. Sampias served as vice president of finance and as controller of McDATA beginning September 2001. Prior to joining McDATA, Mr. Sampias was CFO and vice president of US West Dex, a subsidiary of US West, Inc., from 1997 to 2000, and held various financial management positions with US West from 1985 to 1997.
Mr. Sampias is a certified public accountant. He holds a master’s degree in taxation from DePaul University, and a bachelor’s degree from Indiana University. Mr. Sampias has served on the board of directors of Xyratex Ltd., a United Kingdom-based data storage and networks firm, since May 2004 and currently is the chairman of its audit committee.
The material terms of Mr. Sampias’ offer letter are described in Item 1.01 above and are incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.
On April 17, 2006, the Company issued a press release announcing the appointment of Mr. Sampias as CFO. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press Release dated April 17, 2006, regarding Mr. Sampias’ appointment as the Company’s CFO.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPECTRALINK CORPORATION
Date: April 17, 2006	By:	/s/ CAROLYN SMYTH
Carolyn Smyth,
Interim Chief Financial Officer and Principle Accounting Officer on behalf of the Registrant

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated April 17, 2006, regarding Mr. Sampias’ appointment as the Company’s CFO.